Exhibit 99.1
Revance Reports Fourth Quarter and Full Year 2020 Financial Results

- Fourth quarter and full year 2020 total product and service revenue of $10.2 million and $13.3 million, respectively
- First full quarter of RHA® Collection of dermal fillers revenue of $10.0 million
- Exited 2020 with over $200 million in annualized HintMD processing volume
- Cash, cash equivalents and short-term investments balance of $436.5 million at year-end, with cash into 2024
- Today announced positive data from JUNIPER Phase 2 Trial of DaxibotulinumtoxinA for Injection for adult upper limb spasticity
- Conference call and webcast today at 4:30 p.m. ET
NASHVILLE, Tenn., February 22, 2021 - Revance Therapeutics, Inc. (Nasdaq: RVNC), a biotechnology company focused on innovative aesthetic and therapeutic offerings, today reported financial results for the fourth quarter and full year ended December 31, 2020 and provided a corporate update.
Financial Highlights
•Revenue for the fourth quarter and full year ended December 31, 2020 was $11.1 million and $15.3 million compared to $0.1 million and $0.4 million for the same periods in 2019, respectively. The increase was primarily due to the commercial launch of the RHA® Collection of dermal fillers and the HintMD fintech platform. Revenue for the fourth quarter included $10.0 million of product revenue from the RHA® Collection of dermal fillers, $0.9 million of collaboration revenue and $0.2 million of service revenue from the HintMD platform.
•Selling, general and administrative expenses for the fourth quarter and full year ended December 31, 2020 were $55.8 million and $151.8 million compared to $18.8 million and $62.0 million for the same periods in 2019, respectively. The increase was primarily due to headcount related expenses, sales and marketing expenses related to the commercial launch of the RHA® Collection of dermal fillers, and general and administrative expenses related to the HintMD acquisition.
•Research and development expenses for the fourth quarter and full year ended December 31, 2020 were $26.8 million and $125.8 million compared to $27.5 million and $102.9 million for the same periods in 2019, respectively. The year-over-year increase was primarily due to expenses related to the company’s partnerships, pre-commercial manufacturing, the HintMD acquisition and the biologics license application (BLA) for DaxibotulinumtoxinA for Injection.
•Total operating expenses for the fourth quarter and full year ended December 31, 2020 were $89.1 million and $288.5 million compared to $46.3 million and $164.9 million for the same periods in 2019, respectively, calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Excluding costs of revenue, depreciation and amortization, stock-based compensation and in-process research and development, non-GAAP operating expenses for the fourth quarter and full year ended

December 31, 2020 were $69.2 million and $225.8 million, respectively. GAAP and non-GAAP operating expenses were in-line with previously announced guidance.
•Net loss for the fourth quarter and full year ended December 31, 2020 was $78.3 million and $282.1 million compared to a net loss of $45.3 million and $159.4 million for the same periods in 2019, respectively.
•Cash, cash equivalents and short-term investments as of December 31, 2020 were $436.5 million.
•Net proceeds from the issuance of approximately 3.3 million shares of common stock during and subsequent to the fourth quarter under the company’s At-the-Market (ATM) program totaled $90.1 million.
“The encouraging results from our first full commercial quarter underscore our innovative and differentiated aesthetics portfolio and the traction we are generating with our targeted, prestige launch strategy,” said Mark Foley, President and Chief Executive Officer of Revance. “We believe that more providers and consumers are beginning to recognize Revance as a disrupter in the aesthetics industry and our momentum will accelerate as our innovation pipeline reaches commercialization.”
Foley continued, “Earlier today, we were pleased to announce the positive topline data from our JUNIPER Phase 2 trial, supporting the advancement of DaxibotulinumtoxinA for Injection for the treatment of adult upper limb spasticity. We continue to be encouraged by the efficacy, duration and safety profile of DaxibotulinumtoxinA for Injection across our clinical trials and by the drug’s potential in establishing a new standard of care for treating muscle movement disorders.”
Foley added, “With our strong balance sheet and anticipated milestones ahead, which includes our first BLA approval for DaxibotulinumtoxinA for Injection, a new product extension for the RHA® Collection, the integration of PayFac into the HintMD platform and the completion of our Phase 3 open-label safety study for cervical dystonia, we expect 2021 to be another exciting year for Revance. I’d like to thank the entire team for their hard work and resilience during the challenging COVID-19 environment and for delivering a transformative year.”
Fourth Quarter Highlights and Subsequent Updates
Aesthetics Franchise:
•Completed first full commercial quarter of RHA® Collection of dermal fillers and HintMD fintech platform. At year end, the company had activated approximately 1,000 aesthetic accounts across products and services. Annualized processing volume for HintMD at year end totaled over $200 million.
•Reported positive efficacy and duration results from a Phase 2 study of DaxibotulinumtoxinA for Injection in upper facial lines. In December, the company announced positive topline efficacy, duration and safety results from its Phase 2 multicenter, open-label study of DaxibotulinumtoxinA for Injection for the combined treatment of upper facial lines, which are comprised of glabellar lines, dynamic forehead lines and lateral canthal lines. The study showed median time to return to baseline wrinkle severity was at least 33 weeks, or 7.6 months.
•BLA for DaxibotulinumtoxinA for Injection in glabellar lines anticipated in 2021. On November 25, 2020, the company announced that the United States (U.S.) Food and Drug Administration (FDA) deferred a decision on the BLA for DaxibotulinumtoxinA for Injection due to the FDA’s inability to conduct an inspection of the company’s Northern California manufacturing facility as a result of

COVID-19 pandemic travel restrictions. The inspection of the company’s manufacturing facility is required by the FDA as part of the BLA approval process. Though the company’s BLA is still under review, the FDA did not indicate any further outstanding review issues beyond the pending on-site inspection.
Therapeutics Franchise:
•Reported positive data from the JUNIPER Phase 2 trial of DaxibotulinumtoxinA for Injection for upper limb spasticity. The company announced today that the JUNIPER study delivered efficacy, safety and dosing data to warrant advancement of the program to Phase 3. The 500-unit dose demonstrated statistical significance in Modified Ashworth Score (MAS) improvement from baseline and numerical improvement compared to placebo on the Physician Global Impression of Change (PGIC) measure. The median duration in each of the three doses was at least 24 weeks and the drug was generally safe and well-tolerated for all doses.
•Reported positive results from the ASPEN-1 Phase 3 trial of DaxibotulinumtoxinA for Injection in cervical dystonia. In October, the company announced that the trial met the primary and secondary endpoints for both 125- and 250-Unit doses with high statistical significance. The 125-Unit dose delivered a median duration of 24 weeks while the 250-Unit dose delivered a median duration of 20.3 weeks. The drug was generally safe and well-tolerated at both doses.
Corporate Highlights:
•Announced the appointment of two new independent directors to the board. In its continuous effort to ensure that the evolving needs of the board are met with fresh perspectives, diverse skills and broader representation, the company announced today the appointment of Carey O’Connor Kolaja, a fintech and payments thought leader and entrepreneur, and Olivia C. Ware, a successful biotech and pharmaceutical executive, to its Board of Directors. Separately, the company also announced that long-standing directors Phyllis Gardner and Robert “Bob” Byrnes have decided to retire from the board and not stand for re-election at the company’s Annual Meeting of Stockholders in 2021, in accordance with the company’s new director tenure policy, which aims to enhance board refreshment.
•Published the company’s first Environment, Social, Governance (ESG) report. Revance is committed to building long-term value for all stakeholders. In January 2021, Revance published its inaugural ESG report (https://www.revance.com/company/sustainability/), detailing its commitments and efforts to build strong corporate governance, and to operate sustainability and responsibly.
•Expanded workforce and relocated global headquarters. In 2020, Revance expanded its team from 193 employees to over 470 employees after the integration of HintMD and the remote onboarding of additional headcount to support the buildout of the company’s commercial and manufacturing infrastructure. Effective January 1, 2021, Revance relocated its global headquarters from Newark, California to Nashville, Tennessee.
2021 Milestone Expectations
Aesthetics Franchise:
•BLA approval for DaxibotulinumtoxinA for Injection in the treatment of glabellar lines anticipated in 2021.

•The release of the next-generation HintMD fintech platform, including the vertical integration of payment facilitation (PayFac), planned for mid-2021.
•Our partner, Teoxane SA, submitted the pre-market approval application for RHA® 1 for perioral (lip) lines and is working to obtain FDA approval in the second half 2021. RHA® 1 will be added to Revance’s RHA® Collection offering, once approved.
Therapeutics Franchise:
•Topline results from the ASPEN-OLS Phase 3 open-label, long-term safety study for cervical dystonia expected in the second half 2021.
•End-of-Phase 2 meeting with the FDA planned as the next step for upper limb spasticity.
2021 Financial Outlook
Revance expects 2021 GAAP operating expenses to be $375 million to $390 million and non-GAAP operating expenses, which exclude costs of revenue, depreciation and amortization and stock-based compensation to be $270 million to $285 million. Revance expects 2021 non-GAAP research and development expense to be $95 million to $105 million. With the current cash, cash equivalents and short-term investments, management projects that the company is funded into 2024.
Conference Call
Revance will host a corresponding conference call and a live webcast at 1:30 p.m. PT / 4:30 p.m. ET on February 22, 2021 to discuss the results and provide a business and pipeline update. Individuals interested in listening to the conference call may do so by dialing (855) 453-3827 for domestic callers, or (484) 756-4301 for international callers and reference conference ID: 1678310; or from the webcast link in the investor relations section of the company's website at: www.revance.com.
A replay of the call will be available beginning February 22, 2021 at 4:30 p.m. PT / 7:30 p.m. ET to February 23, 2021 at 4:30 p.m. PT / 7:30 p.m. ET. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference conference ID: 1678310. The webcast will be available in the investor relations section on the company's website for 30 days following the completion of the call.
About Revance Therapeutics, Inc.
Revance Therapeutics, Inc. is a biotechnology company focused on innovative aesthetic and therapeutic offerings, including its next-generation neuromodulator product, DaxibotulinumtoxinA for Injection. DaxibotulinumtoxinA for Injection combines a proprietary stabilizing peptide excipient with a highly purified botulinum toxin that does not contain human or animal-based components. Revance has successfully completed a Phase 3 program for DaxibotulinumtoxinA for Injection in glabellar (frown) lines and is pursuing U.S. regulatory approval. Revance is also evaluating DaxibotulinumtoxinA for Injection in the full upper face, including glabellar lines, forehead lines and crow's feet, as well as in two therapeutic indications - cervical dystonia and adult upper limb spasticity. To accompany DaxibotulinumtoxinA for Injection, Revance owns a unique portfolio of premium products and services for U.S. aesthetics practices, including the exclusive U.S. distribution rights to the RHA® Collection of dermal fillers, the first and only range of FDA-approved fillers for correction of dynamic facial wrinkles and folds, and the HintMD fintech platform, which provides an integrated smart payment solution that supports aesthetic practice management, practice economics and practice loyalty. Revance has also partnered with Viatris (formerly Mylan N.V.) to develop a biosimilar to BOTOX®, which would compete in the existing short-acting neuromodulator marketplace. Revance is dedicated to making a difference by transforming patient experiences. For more information or to join our team visit us at www.revance.com.
"Revance Therapeutics" and the Revance logo are registered trademarks of Revance Therapeutics, Inc.
Resilient Hyaluronic Acid® and RHA® are trademarks of TEOXANE SA.
BOTOX® is a registered trademark of Allergan, Inc.
Forward-Looking Statements
Any statements in this press release that are not statements of historical fact, including statements related to Revance’s financial outlook, milestone expectations, expected cash runway and financial performance; statements about our ability to obtain, and the timing relating to, regulatory approval with respect to our drug product candidates, including with respect to DaxibotulinumtoxinA for Injection in glabellar lines; the rate and degree of commercial acceptance, opportunity and growth potential of Teoxane’s RHA® Collection of dermal fillers and the HintMD fintech platform, and our product candidates, if approved; ability for our partner, Teoxane SA, to obtain FDA approval for RHA® 1 for perioral (lip) lines, the process and timing of, and ability to complete, the current and anticipated future clinical development of our product candidates; the initiation, design, enrollment, submission, timing and results of our clinical studies, including JUNIPER Phase 2 and ASPEN-1 Phase 3; development of a biosimilar to BOTOX® with our partner, Viatris; statements about our business strategy, timeline and other goals and market for our anticipated products, plans and prospects, including our commercialization plans; and potential benefits of our drug product candidates and our technologies, including the RHA® Collection of dermal fillers and HintMD fintech platform, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from our expectations. These risks and uncertainties relate, but are not limited to: the results, timing, costs, and completion of our research and development activities and regulatory approvals, including the continuing delay in the FDA’s approval of the BLA for DaxibotulinumtoxinA for Injection for the treatment of glabellar lines, including as a result of delays in the site inspection conducted of our manufacturing facility due to COVID-19-related policies and travel restrictions currently in place at the FDA, observations made by the FDA during the site inspection or other reasons; the impact of the COVID-19 pandemic on our manufacturing operations, supply chain, end user demand for our products, commercialization efforts, business operations, clinical trials and other aspects of our business; our ability to manufacture supplies for our product candidates and to acquire supplies of the RHA® Collection of dermal fillers; the uncertain clinical development process; the risk that clinical trials may not have an effective design or generate positive results; the applicability of clinical study results to actual outcomes; our ability to obtain regulatory approval of our drug product candidates; the rate and degree of economic benefit, commercial acceptance and the market, size and growth potential of the RHA® Collection of dermal fillers, the HintMD fintech platform and our drug product candidates, if approved; our ability to successfully commercialize the RHA® Collection of dermal fillers, the HintMD fintech platform and our drug product candidates, if approved, and the timing and cost of commercialization activities; our ability to develop sales and marketing capabilities; the status of commercial collaborations; our ability to obtain funding for our operations; our ability to continue obtaining and maintaining intellectual property protection for our drug product candidates; and our financial performance, including future revenue, expenses and capital requirements. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release may be found in our periodic filings with the Securities and Exchange Commission (SEC), including factors described in the section entitled "Risks Factors" on our Form 10-Q filed with the SEC on November 9, 2020 and in our future filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2020, expected to be filed with the SEC on February 24, 2021. The forward-looking statements in this press release speak only as of the date hereof. We disclaim any obligation to update these forward-looking statements.
Use of Non-GAAP Financial Measures
Revance has presented certain non-GAAP financial measures in this release. This release and the reconciliation tables included herein include total non-GAAP operating expense, which exclude costs of revenue, depreciation and amortization, stock-based compensation, and non-cash in-process research and development costs. Revance excludes costs of revenue, depreciation and amortization, stock-based compensation, and non-cash in-process research and development costs because management believes the exclusion of these items is helpful to investors to evaluate Revance's recurring operational performance. Revance management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an on-going basis, and internally for operating, budgeting and financial planning purposes. The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
Certain non-GAAP measures included in this report were not reconciled to the comparable GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. The company is unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because the company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items include costs of revenue, depreciation and amortization, stock-based compensation, and non-cash in-process research and development costs. The unavailable information could have a significant impact on the company’s GAAP financial results.
###
Investors
Revance Therapeutics, Inc.:
Jessica Serra, 626-589-1007
jessica.serra@revance.com
or
Gilmartin Group, LLC.:
Laurence Watts, 619-916-7620
laurence@gilmartinir.com
Media
Revance Therapeutics, Inc.:
Sara Fahy, 949-887-4476
sfahy@revance.com
or
General Media:
Goodfuse:
Jenifer Slaw, 347-971-0906

jenifer.slaw@goodfuse.com
or
Trade Media:
Nadine Tosk, 504-453-8344
nadinepr@gmail.com
Source: Revance Therapeutics, Inc.

REVANCE THERAPEUTICS, INC.
Consolidated Balance Sheets
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$333,558	$171,160
Short-term investments	102,947	118,955
Accounts and other receivables	1,829	—
Inventories	5,876	—
Prepaid expenses and other current assets	5,793	6,487
Total current assets	450,003	296,602
Property and equipment, net	17,499	14,755
Goodwill	146,964	—
Intangible assets, net	71,343	—
Operating lease right of use assets	29,632	26,531
Restricted cash	3,445	730
Other non-current assets	1,334	1,669
TOTAL ASSETS	$720,220	$340,287
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$12,657	$8,010
Accruals and other current liabilities	32,938	18,636
Deferred revenue, current portion	7,851	7,911
Operating lease liabilities, current portion	4,437	3,470
Derivative liability	3,081	2,952
Total current liabilities	60,964	40,979
Convertible senior notes	180,526	—
Deferred revenue, net of current portion	77,294	47,948
Operating lease liabilities, net of current portion	27,146	25,870
TOTAL LIABILITIES	345,930	114,797
STOCKHOLDERS’ EQUITY
Convertible preferred stock, par value $0.001 per share — 5,000,000 shares authorized, and no shares issued and outstanding as of December 31, 2020 and 2019	—	—
Common stock, par value $0.001 per share — 95,000,000 shares authorized both as of December 31, 2020 and 2019; 69,178,666 and 52,374,735 shares issued and outstanding as of December 31, 2020 and 2019, respectively	69	52
Additional paid-in capital	1,500,514	1,069,639
Accumulated other comprehensive income	—	3
Accumulated deficit	(1,126,293)	(844,204)
TOTAL STOCKHOLDERS’ EQUITY	374,290	225,490
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$720,220	$340,287

REVANCE THERAPEUTICS, INC.
Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue:
Product revenue	$10,009	$—	$12,877	$—
Collaboration revenue	915	89	2,031	413
Service revenue	209	—	417	—
Total Revenue	11,133	89	15,325	413
Operating expenses:
Cost of product revenue (exclusive of amortization)	3,656	—	4,758	—
Cost of service revenue (exclusive of amortization)	7	—	11	—
Selling, general and administrative	55,819	18,766	151,846	62,011
Research and development	26,782	27,493	125,795	102,861
Amortization	2,838	—	6,077	—
Total operating expenses	89,102	46,259	288,487	164,872
Loss from operations	(77,969)	(46,170)	(273,162)	(164,459)
Interest income	1,454	1,037	4,322	5,532
Interest expense	(4,410)	—	(15,148)	—
Changes in fair value of derivative liability	82	(60)	(129)	(199)
Other expense, net	(186)	(133)	(592)	(303)
Loss before income taxes	(81,029)	(45,326)	(284,709)	(159,429)
Income tax benefit	2,720	—	2,620	—
Net loss	(78,309)	(45,326)	(282,089)	(159,429)
Unrealized gain (loss) and adjustment on securities included in net loss	—	(39)	(3)	11
Comprehensive loss	$(78,309)	$(45,365)	$(282,092)	$(159,418)
Basic and diluted net loss	$(78,309)	$(45,326)	$(282,089)	$(159,429)
Basic and diluted net loss per share	$(1.24)	$(0.99)	$(4.86)	$(3.67)
Basic and diluted weighted-average number of shares used in computing net loss per share	63,298,758	45,626,470	58,009,162	43,460,804

REVANCE THERAPEUTICS, INC.
Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense
(In thousands)
(Unaudited)

	Quarter Ended	Year Ended
	December 31, 2020	December 31, 2020
Operating expense:
GAAP operating expense	$89,102	$288,487
Adjustments:
In-process research and development	—	(11,184)
Stock-based compensation	(11,879)	(36,453)
Depreciation and amortization	(4,319)	(10,250)
Costs of revenue (exclusive of amortization)	(3,663)	(4,769)
Non-GAAP operating expense	$69,241	$225,831